Exhibit 10.41

CERTIFICATE PURCHASE AGREEMENT

AMONG

WAREHOUSE LINE LLC,
as Seller,

BANK HAPOALIM B.M.,
as Purchaser

AND

GOTTSCHALKS CREDIT RECEIVABLES CORPORATION,
solely for purposes of Section 4.2

Dated November 15, 2001

CERTIFICATE PURCHASE AGREEMENT

THIS CERTIFICATE PURCHASE AGREEMENT (this "Purchase Agreement") is dated November 15, 2001 (the "Closing Date"), and is among WAREHOUSE LINE LLC, as seller (the "Seller"), Bank Hapoalim B.M., as purchaser (the "Purchaser") and Gottschalks Credit Receivables Corporation (the "Depositor" or "GCRC"), solely as beneficiary of the provisions of Section 4.2 hereof.

RECITALS

A. The Gottschalks Credit Card Master Trust (the "Trust") was established pursuant to the Pooling and Servicing Agreement, dated as of March 1, 1999 (the "Pooling Agreement"), among the Depositor, Gottschalks Inc., as Servicer (the "Servicer" or "Gottschalks"), and Bankers Trust Company, as trustee (the "Trustee"). Pursuant to the Series 2000-1 Supplement to the Pooling and Servicing Agreement, dated as of November 16, 2000, among the Servicer, the Depositor and the Trustee (the "Original Series Supplement"), Variable Base Certificates were issued as of November 16, 2000. The Variable Base Certificates were originally sold on November 16, 2000 by the Depositor to the Seller.

B. The Original Series Supplement has been amended and restated pursuant to the Amended and Restated Series 2000-1 Supplement to the Pooling and Servicing Agreement, dated as of November 15, 2001, among the Depositor, the Servicer and the Trustee (the "Amended Series 2000-1 Supplement" and, together with the Pooling Agreement, the "Agreement"). The Variable Base Certificates initially had a Maximum VBC Invested Amount of $24,000,000 and a coupon of LIBOR plus 1.50%. Pursuant to the Amended Series 2000-1 Supplement, the Variable Base Certificates have a Maximum Invested Amount of $20,000,000 and a coupon of the greater of (i) LIBOR plus 2.75% and (ii) 5.00%. Pursuant to the Amended Series 2000-1 Supplement, a Retained Amount Account was created that replaces the obligation to make Mandatory Prepayments.

C. The Seller now desires to sell to the Purchaser Variable Base Certificates representing 50% of the Maximum VBC Invested Amount and 50% of the outstanding VBC Invested Amount as of the Closing Date (the "Transferred VBC's").

D. The sale of the Transferred VBC's by the Seller to the Purchaser is intended to qualify as an exempt transaction pursuant to Rule 144A of the Securities Act of 1933, as amended.

NOW, THEREFORE, the parties agree as follows:

  DEFINITIONS

      . Capitalized terms used and not otherwise defined in this Purchase Agreement have the respective meanings ascribed thereto in the Pooling Agreement and the Amended Series 2000-1 Supplement, as the context requires. As used herein, the following terms have the respective meanings set forth after them:

  Operative Documents: Collectively, this Purchase Agreement, the Pooling Agreement, the Amended Series 2000-1 Supplement, the Amended and Restated Receivables Purchase Agreement dated as of March 1, 1999, between Gottschalks and the Depositor and the Variable Base Certificates.

  Purchase Price: As defined in Section 2.1.

  Purchaser: means Bank Hapoalim B.M.

  Securities Act means the Securities Act of 1933, as amended.

  TERMS OF Sale OF THE VARIABLE BASE CERTIFICATES

      . The Seller agrees, subject to the terms and conditions of this Purchase Agreement and in reliance upon the representations and warranties set forth herein, to sell to the Purchaser the Transferred VBC's and, subject to the terms and conditions of this Purchase Agreement and in reliance upon the representations, warranties, covenants and agreements set forth herein, the Purchaser, agrees to purchase the Transferred VBC's. The Purchaser shall pay to the Seller on the Closing Date an amount equal to 50% of the VBC Invested Amount as of the Closing Date, measured after giving effect to any Discretionary Prepayment on the Closing Date (the "Purchase Price"). In addition to the payment of the Purchase Price, the Purchaser, by accepting the Transferred VBC's, agrees to be bound by the terms and provisions hereof and of the Agreement, including the provisions obligating the holders of Variable Base Certificates to advance to the Trust funds in response to properly delivered requests for Increases; provided, each of the representations and warranties of the Depositor set forth in the Operative Documents is true and correct as of the date of each Increase. The Transferred VBC's shall be registered in the following name (which if nominee names, shall so indicate) and denominations:

Purchaser	Maximum VBC Invested Amount Evidenced by Variable Base Certificates Sold Hereunder
Bank Hapoalim B.M.	$10,000,000

    . The closing of the sale of the Transferred VBC's (the "Closing") shall be held at the Los Angeles offices of O'Melveny & Myers LLP, at 10:00 A.M., Los Angeles time on November 15, 2001 or at such other date and time as may be acceptable to the parties hereto. In addition to delivery to the Purchaser of the Transferred VBC's, the Seller shall, at the request of the Purchaser, execute and deliver at the Closing a receipt acknowledging completion of the transfer of the Transferred VBC's as the Purchaser may reasonably request. The Purchaser shall, at the request of the Seller, execute and deliver at the Closing a receipt acknowledging the completion of the transfer of the Transferred VBC's.

  CONDITIONS TO THE CLOSING

      . The obligation of the Purchaser to purchase the Transferred VBC's is subject to (i) compliance by the Seller with all the provisions of this Purchase Agreement to be performed on or prior to the Closing Date, (ii) the accuracy of the representations and warranties of the Seller herein set forth and (iii) satisfaction of the conditions hereinafter set forth as of the Closing Date. Should any condition not be fulfilled on or before the Closing Date to the satisfaction of the Purchaser, the Purchaser shall at its option be relieved of all obligations under this Purchase Agreement.

        The representations and warranties made by the Seller herein shall be true and correct in all material respects. The Seller shall have performed and complied with all agreements and conditions in Section 6.04 of the Pooling Agreement and Section 6.3 of the Amended Series 2000-1 Supplement required to be performed or complied with by it with respect to the transfer and sale of the Transferred VBC's on or before the Closing Date. No event shall have occurred and be continuing and no condition shall exist which would constitute an Early Amortization Event as defined in the Agreement either with or without notice or lapse of time, or both.

        The Purchaser shall have received copies of the Pooling Agreement, the Amended 2000-1 Series Supplement and the Receivables Purchase Agreement, as well as one or more certificates evidencing the Transferred VBC's executed and authenticated as provided in the Agreement.

        An Information Memorandum describing the Transferred VBC's and related matters will have been prepared by Gottschalks and the Depositor and delivered to the Purchaser. Prior to the Closing Date, there shall not have been any material adverse change in the condition (financial or otherwise) of Gottschalks, or any development involving a material adverse prospective change, which has not been disclosed in writing in the Information Memorandum, the effect of which, in the judgment of the Purchaser, can be reasonably expected to have a material adverse effect on the Purchaser's investment or contemplated investment in the Variable Base Certificates.
        The Transferred VBC's "A" rating by the Rating Agency shall be in full force and effect and the Seller and Purchaser shall have received copies of a letter delivered by the Rating Agency dated the Closing Date to the effect that the Rating Agency will not downgrade, withdraw or modify its rating of the Variable Base Certificates or certificates of any other series solely because of the execution of the Amended Series 2000-1 Supplement.
        All corporate, trust and other proceedings in connection with the transactions contemplated hereby and all documents and certificates incident thereto shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received such other documents and certificates incident to such transaction as the Purchaser or its counsel shall have reasonably requested.

  REPRESENTATIONS, WARRANTIES AND COVENANTS

      . In order to induce the Purchaser to purchase the Transferred VBC's, the Seller hereby represents, warrants and covenants to the Purchaser that:

        Upon transfer, the Purchaser will possess all right, title and interest in and to the Transferred VBC's free and clear of liens or other encumbrances created by or known to the Seller.

        The execution and delivery by the Seller of this Purchase Agreement and the consummation of the transactions provided for or contemplated by this Purchase Agreement have been duly authorized by the Seller by all necessary company action on the part of the Seller.

        The Seller has complied with all agreements and conditions in Section 6.04 of the Pooling Agreement and Section 6.3 of the Amended Series 2000-1 Supplement required to be performed or complied with by it with respect to the transfer and sale of the Transferred VBC's.

        Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Variable Base Certificate, any interest in any Variable Base Certificate or any other similar security of the Depositor or the Trust to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Variable Base Certificate, any interest in any Variable Base Certificate or any other similar security of the Depositor or the Trust with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Variable Base Certificates under the Securities Act or which would render the disposition of any Variable Base Certificate a violation of Section 5 of the Securities Act or any state or foreign securities law, require registration or qualification pursuant thereto, or require registration of the Trust or the Depositor as an "investment company" under the Investment Company Act of 1940, as amended, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Variable Base Certificates.

        The Seller and its successors and assigns will continue to act as Certificate Administrator but will only be entitled to its pro rata share along with each VBC Holder, other than Tice & Co., of any fees payable pursuant to the Amended Series 2000-1 Supplement.
        The Seller is holding the Variable Base Certificates that are not Transferred VBC's for its own account and there are no registered holders thereof other than the Seller.
      As previously agreed to by the Seller in Section 6.3(b) of the Amended Series 2000-1 Supplement and reaffirmed herby, the Seller hereby agrees to indemnify and hold harmless the Depositor, the Servicer and the Trustee for the amount of any and all losses, claims, damages and liabilities to the extent that such loss, claim, damage or liability arose out of, or was imposed upon the Depositor, the Servicer or the Trustee by reason of the failure of the sale of the Transferred VBC's hereunder to comply with the Securities Act or any other applicable state or foreign securities laws.

      . On the date that the Purchaser purchases the Transferred VBC's, the Purchaser represents and warrants to the Seller that:

        The Purchaser understands that the Variable Base Certificates, including Transferred VBC's, have not been registered under the Securities Act or the securities laws of any state or foreign jurisdiction.

        The Purchaser is acquiring the Transferred VBC's for its own account only for investment and not for any other person, and not with a view to, or for resale in connection with, a distribution that would constitute a violation of the Securities Act or any state or foreign securities laws (subject to the understanding that disposition of the Purchaser's property will remain at all times within its control). Upon the purchase thereof, there are no other registered holders of the Transferred VBC's other than the Purchaser. The Purchaser is not an affiliate of Gottschalks, GCRC, the Trustee or any of their respective affiliates.

        The Purchaser is a qualified institutional buyer as defined in Rule 144A of the Securities Act, is aware that the sale to it is being made on a valid exemption under 4(2) of the Securities Act, is acquiring the Transferred VBC's for its own account and understands that such Certificates may be resold, pledged or transferred by the Purchaser only (i) to a person who the Purchaser reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A and any applicable state and foreign securities laws or (ii) pursuant to another exemption from registration under the Securities Act and applicable state and foreign securities laws and only upon satisfaction of the conditions to transfer of any Variable Base Certificate in the Agreement.

        Neither the Purchaser nor anyone acting on its behalf has solicited any offer to buy or accept a transfer, pledge or other disposition of any Variable Base Certificate or any interest in any Variable Base Certificate or other similar security of GCRC or the Trust with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Transferred VBC's under the Securities Act or which would render the disposition of any Variable Base Certificate a violation of Section 5 of the Securities Act or any state or foreign securities law, require registration or qualification pursuant thereto, or require registration of the Trust or GCRC as an "investment company" under the Investment Company Act of 1940, as amended, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Transferred VBC's.

        The Purchaser understands that there is no market, nor is there any assurance that a market will develop, for the Variable Base Certificates and that Gottschalks, the Depositor and the Trust have no obligation to make or facilitate any such market under any circumstances, or to repurchase the Transferred VBC's from the Purchaser other than as specifically contemplated in the Agreement.

        The Purchaser has consulted with its own legal counsel, independent accountants and financial advisors to the extent it deems necessary regarding the tax consequences to it of ownership of the Variable Base Certificates, is aware that its taxable income with respect to the Transferred VBC's in any accounting period may not correspond to the cash flow (if any) from the Transferred VBC's for such period, and is not purchasing the Transferred VBC's in reliance on any representations of Gottschalks, the Depositor or their respective counsel with respect to tax matters.

        The Purchaser has reviewed the Information Memorandum with respect to the Variable Base Certificates dated November 15, 2001 (the "Information Memorandum"), and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transaction contemplated by the Information Memorandum and to obtain additional information necessary to verify the accuracy and completeness of any information furnished to the Purchaser or to which the Purchaser has access.

        The Purchaser understands that the Transferred VBC's bear legends substantially as set forth in the Agreement.

        The Purchaser hereby further agrees to be bound by all the terms and conditions of the Variable Base Certificates as provided in the Agreement.

        The Purchaser represents that it is an Israeli banking corporation incorporated under the laws of Israel.

        The Purchaser represents that the source of funds to be used by it to make each Increase will be its working capital and that at least one of the following statements is an accurate representation as to the source of funds:

        (a) the Purchaser is an Israeli banking corporation, and either (A) the source of funds is a separate account that is maintained solely in connection with fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (as defined in section 3(3) of ERISA) and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account, or (B) the source of funds is an "insurance company general account" within the meaning of the Department of Labor Prohibited Transaction Class Exemption ("PTE") 95-60 and at no time while the Transferred VBC's are held by the Purchaser will the amount of the general account reserves and liabilities of all contracts held on behalf of "benefit plan investors" (as defined in Department of Labor Regulation 2510.3-101(f)(2)) with respect to the source of funds equal or exceed 25% of the total reserves and liabilities of each such source of funds; or

        (b) the source of funds does not include assets of any employee benefit plan;

        as used in this paragraph 4.2.13, the terms "employee benefit plan," "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

        The Purchaser represents that its purchase and holding of the Transferred VBC's will not constitute or result in a non-exempt "prohibited transaction" (within the meaning of Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code of 1986, as amended).

        The Purchaser represents that it does not have (and will not have at any time) more than 25 Members and none of its Members are (or at any time will be) pass through entities as determined under Section 7704 of the Code.

        The Purchaser has complied with all agreements and conditions in the Operative Documents required to be performed or complied with by it with respect to its purchase of the Transferred VBC's.
        The execution and delivery by the Purchaser of this Purchase Agreement and the consummation of the transactions provided for or contemplated by this Purchase Agreement have been duly authorized by the Purchaser by all necessary company action on the part of the Purchaser.
      . The Purchaser hereby waives any notice requirements that exist under the Amended Series 2000- 1 Supplement with respect to the Increase taking place on the November 15, 2001 Draw Date in the amount of $2,300,000.

  MISCELLANEOUS

      . All representations and warranties (which representations and warranties shall be deemed to be made as of the Closing Date) and covenants made by the Seller and the Purchaser herein and in certificates and other instruments delivered in connection with the transfer of the Transferred VBC's sold hereby shall survive the execution and delivery of this Purchase Agreement and the delivery of the Transferred VBC's sold hereby to the Purchaser and shall continue in effect so long as any such Transferred VBC's remain outstanding.

      . All notices, demands and other communications hereunder shall be in writing and hand delivered, telecopied, mailed (by registered or certified mail, postage prepaid) or delivered by a courier service addressed:

          if to the Purchaser:

          Bank Hapoalim B.M.
          1177 Avenue of the Americas, 12th Floor
          New York, New York 10038
          Attention: Laura A. Raffa
          Telephone No.: (212) 782-2177
          Telecopy No.: (212) 782-2187

          if to Seller:

      Warehouse Line Advisors, Inc.
      17 Talcott Notch Road
      Farmington, Connecticut 06032
      Attention: Asset Manager re: Gottschalks
      Telephone No.: (860) 409-7171
      Telecopy No.: (860) 409-7181

      or to such other addresses as may hereafter be designated in the manner above provided by any party for such purpose, and shall be effective upon receipt.

      . This Purchase Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (other than with respect to choice of law). This Purchase Agreement shall not be modified, altered or amended, nor may any provisions hereof or rights hereunder be waived, except by an instrument in writing signed by the party against which such modification, alteration, amendment or waiver is sought to be enforced.

      . This Purchase Agreement shall be binding upon, and inure to the benefit of, the Seller and the Purchaser, and their respective successors and assigns.

      . This Purchase Agreement may be executed in counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

      . If any provision hereof shall be invalid, illegal or unenforceable in any jurisdiction, the remaining provisions shall continue to be valid and enforceable in such jurisdiction and such provision shall continue to be valid and enforceable in all other jurisdictions.

Section 5.7 Neither the execution of this Purchase Agreement nor any of the arrangements provided for herein is intended to be nor shall it be construed to be, the formation of a partnership or joint venture between the parties to this Purchase Agreement.

Section 5.8 The headings of the several sections and subsection of this Purchase Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Purchase Agreement.

Section 5.9 This Purchase Agreement supersedes all previous agreements, oral or written, among the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Certificate Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

WAREHOUSE LINE LLC, as Seller

By: Warehouse Line Advisors, Inc.,

its Manager

By: /s/ Joseph A. Lorusso

Title: Manager

Bank Hapoalim B.M., as Purchaser

By: /s/ Laura Anne Raffa

Title: Senior V.P. & Corporate Manager

GOTTSCHALKS CREDIT RECEIVABLES CORPORATION, solely as beneficiary of the provisions of Section 4.2

By: /s/ Michael Geele

Title: President